UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 30, 2008
(Date of earliest event reported)
HealthMarkets, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14953 (Commission File Number)	75-2044750 (IRS Employer Identification No.)

9151 Boulevard 26, North Richland Hills, Texas	76180
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 255-5200
(former name and address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
          On September 30, 2008 (the “Closing Date”), HealthMarkets LLC (“HealthMarkets”), a subsidiary of HealthMarkets, Inc. (the “Company”), completed the transactions contemplated by the Agreement for Reinsurance and Purchase and Sale of Assets dated June 12, 2008 (the “Master Agreement”), previously reported in the Company’s Current Report on Form 8-K dated June 18, 2008. Pursuant to the Master Agreement, Wilton Reassurance Company or its affiliates (“Wilton”) acquired substantially all of the business of the Company’s Life Insurance Division, which operated through The Chesapeake Life Insurance Company, Mid-West National Life Insurance Company of Tennessee and The MEGA Life and Health Insurance Company (the “Ceding Companies”), and all of the Company’s 79% equity interest in each of U.S. Managers Life Insurance Company, Ltd. and Financial Services Reinsurance, Ltd (collectively, the “Offshore Entities”). As part of the transaction, under the terms of the Coinsurance Agreements entered into with each of the Ceding Companies on the Closing Date, Wilton has agreed to, effective July 1, 2008, reinsure on a 100% coinsurance basis substantially all of the insurance policies associated with the Company’s Life Insurance Division (the “Coinsured Policies”).
          Under the terms of the Coinsurance Agreements, Wilton has assumed responsibility for all insurance liabilities associated with the Coinsured Policies. The Ceding Companies have transferred to Wilton cash in an amount equal to the net statutory reserves and liabilities corresponding to the Coinsured Policies, which amount was approximately $345.3 million. Wilton has agreed to be responsible for administration of the Coinsured Policies, subject to certain transition services to be provided by the Ceding Companies to Wilton.
          The Company and the Ceding Companies received total consideration of approximately $139.2 million including $134.5 million in aggregate ceding allowances with respect to the reinsurance of the Coinsured Policies. Under certain circumstances, the Master Agreement also provides for the payment of additional consideration to the Company following the closing based on the five year financial performance of the Coinsured Policies. The Company expects the reinsurance transaction to result in a pre-tax loss estimated to be $18.3 million of which $13.0 million was recorded in the second quarter as an impairment to the Life Insurance Division’s deferred acquisition costs.
          As disclosed in the Company’s Current Report on Form 8-K dated June 18, 2008, in connection with the execution of the Master Agreement, HealthMarkets entered into a definitive Stock Purchase Agreement (the “Stock Purchase Agreement”) pursuant to which Wilton will purchase the Company’s student loan funding vehicles and related student association, CFLD-I, Inc., UICI Funding Corp. 2 and The National Student Association, LLC. The closing of the transactions contemplated by the Stock Purchase Agreement has not occurred due to certain closing conditions that have not yet been satisfied. The Company is currently unsure as to whether such conditions will be satisfied and if closing of the transactions contemplated by the Stock Purchase Agreement will occur. The Company has presented the assets and liabilities of CFLD-I, Inc. and UICI Funding Corp. 2 as held for sale on the Company’s balance sheet for all periods presented. Additionally, the Company has included the results of operations of CFLD-I, Inc. and UICI Funding Corp. 2 in discontinued operations on the Company’s condensed consolidated statement of income for all periods presented.
          This description of the Master Agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the full text of the agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated June 18, 2008, and is incorporated herein by reference.
Item 2.05. Costs Associated with Exit or Disposal Activities.
          As reported in the Company’s Current Report on Form 8-K/A dated August 18, 2008, the Company previously estimated that that the total costs expected to be incurred in connection with employee terminations and the facility lease termination costs of the Company’s Life Insurance Division facility in Oklahoma City, Oklahoma would be $1.7 million, of which approximately $700,000 related to employee termination costs and approximately $1.0 million related to facility lease termination costs.

The Company now estimates that the total costs expected to be incurred in connection with these matters will be approximately $3.1 million, of which approximately $813,000 relates to employee termination costs and approximately $2.3 million relates to facility lease termination costs.
Item 9.01. Financial Statements and Exhibits
          The attached unaudited pro forma condensed consolidated statements of income (loss) for the year ended December 31, 2007 and the six months ended June 30, 2008 have been prepared to present the Company’s results of operations as if the transaction contemplated by the Master Agreement had occurred on January 1, 2007. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2008 has been prepared to present our financial position as if the transaction contemplated by the Master Agreement had occurred on June 30, 2008. These unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the financial position or results of operations of the Company as of such dates or for such periods, nor are they necessarily indicative of future results. These unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read together with the Company’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2007, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.
          This Current Report on Form 8-K contains or may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including statements regarding expected benefits, costs and charges associated with the transactions described above. Forward-looking statements are generally identified by use of the terms “anticipate,” “believe,” “estimate,” “expect,” “may,” “objective,” “plan,” “possible,” “potential,” “project,” “will” and similar expressions. Actual events or results may differ materially from those statements. For information about the factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, including the information discussed under the caption “Item 1 Business”, “Item 1A Risk Factors” and “Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the Company’s various other filings with the Securities and Exchange Commission and other publicly disseminated written documents.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HEALTHMARKETS, INC.

By: Name:	/s/ Philip Rydzewski Philip Rydzewski
Title:	Chief Accounting Officer &
Senior Vice President
Dated: October 6, 2008

Index to Exhibits

Exhibit Number	Exhibit Description

99.1	Unaudited pro forma condensed consolidated financial statements, including:

	i.	Unaudited pro forma condensed consolidated balance sheet as of June 30, 2008;
	ii.	Unaudited pro forma condensed consolidated statements of income (loss) for the six months ended June 30, 2008 and the year ended December 31, 2007;
	iii.	Notes to the unaudited pro forma condensed consolidated financial statements.